UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exxon Mobil Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	13-5409005
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 Las Colinas Boulevard

Irving, Texas 75039-2298

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
0.142% Notes due 2024	New York Stock Exchange
0.524% Notes due 2028	New York Stock Exchange
0.835% Notes due 2032	New York Stock Exchange
1.408% Notes due 2039	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-237052

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Exxon Mobil Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated June 23, 2020 (the “Prospectus Supplement”) to a prospectus dated March 10, 2020 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-237052), which Registration Statement was filed with the Commission on March 10, 2020, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to Be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Indenture dated March 20, 2014 between Exxon Mobil Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Exxon Mobil Corporation’s Report on Form 8-K of March 20, 2014)

4.2	First Supplemental Indenture dated June 26, 2020 between Exxon Mobil Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Exxon Mobil Corporation’s Report on Form 8-K of June 26, 2020)

4.3	Officer’s Certificate of Exxon Mobil Corporation dated June 26, 2020 (incorporated by reference to Exhibit 4.3 to Exxon Mobil Corporation’s Report on Form 8-K of June 26, 2020)

4.4	Form of 0.142% Note due 2024 (incorporated by reference to Exhibit 4.4 to Exxon Mobil Corporation’s Current Report on Form 8-K of June 26, 2020)

4.5	Form of 0.524% Note due 2028 (incorporated by reference to Exhibit 4.5 to Exxon Mobil Corporation’s Current Report on Form 8-K of June 26, 2020)

4.6	Form of 0.835% Note due 2032 (incorporated by reference to Exhibit 4.6 to Exxon Mobil Corporation’s Current Report on Form 8-K of June 26, 2020)

4.7	Form of 1.408% Note due 2039 (incorporated by reference to Exhibit 4.7 to Exxon Mobil Corporation’s Current Report on Form 8-K of June 26, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exxon Mobil Corporation

By:	/s/ J. M. Spellings
Name:	J. M. Spellings
Title:	Vice President, Treasurer and General Tax Counsel

Date: June 26, 2020